UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2017

WRIT MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	7812	56-2646829
(State or jurisdiction of	(Primary Standard	(I.R.S. Employer
Classification Code Number)	Industrial incorporation)	Identification No.)

8200 Wilshire Blvd. #200, Beverly Hills, California, 90211, 310-461-3739

(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 15, 2017 the Board of Directors of WRIT Media Group, Inc. appointed Patrick Arbor as an independent director to serve on the Board. The two-year appointment is effective as of December 22, 2017 and expires on December 15, 2019. The Board was not required to increase its size due to the existence of vacancies on the Board at the time of appointment. There is no arrangement or understanding between Mr. Arbor and any other person pursuant to which Mr. Arbor was selected as a director. The Board does not expect at this time that it will appoint Mr. Arbor to any committees of the Board.

Mr. Patrick H. Arbor started his career as a math teacher and later served as a mayor of Harwood Heights, Illinois. He has over 35 years of trading experience and is an accomplished leadership professional. Pat is a longtime Member of the Chicago Board of Trade (CBOT), serving as the Chairman between 1993 and 1999 for three consecutive terms. He joined CBOT in 1965, serving as the Vice Chairman for three years and ten years as its Director. His other exchange memberships include the Chicago Board Options Exchange, the Mid-America Commodity Exchange and the Chicago Stock Exchange. Pat serves as a Director of Horizon Capital, National Italian American Foundation, Western NIS Enterprise Fund, and Trustee of Loyola University of Chicago. Mr. Arbor serves or has served as a Director of the following companies; MCF Corporation, YesTrader Inc., Secured Digital Storage Corp., Merriman Holdings, Inc. and First Chicago Bank & Trust Co. Mr. Arbor has authored numerous articles on Finance in leading professional and academic journals. Pat received his undergraduate degree in business and economics from Loyola University.

(e) Non-Employee Director Compensation Plan

On December 22, 2017, our Board of Directors approved the compensation to Patrick Arbor, our non-employee director, as outlined below.

Cash Payments

Initial retainer: $17,500

Additional quarterly retainer during term: $15,000.

At Company’s option, all quarterly cash payments above may be paid in the form of the Company’s restricted shares of common stock. The price used to determine the number of shares for each new calendar quarter shall be the volume-weighted average price (“VWAP”) of the common stock for the 10 previous trading days from and including the last day of the preceding calendar quarter. For purposes hereof, VWAP shall mean, for any trading day, the volume-weighted average price, calculated by dividing the aggregate value of common stock traded on the trading market during regular hours (price per share multiplied by number of shares traded) by the total volume (number of shares) of common stock traded on the trading market (or such other national securities exchange or automated quotation system on which the common stock is listed) for such trading day, or if such volume-weighted average price is unavailable, the market value of one share of common stock on such trading day as determined by the Board of Directors in a commercially reasonable manner.

Equity Compensation

Initial equity award upon the appointment to the Board of Directors: 125,000 restricted shares of the Company’s common stock, which shares shall vest immediately upon the date of grant, subject to the individual’s continued service through such date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WRIT MEDIA GROUP, INC.

Date: December 22, 2017	By:	/s/ Eric Mitchell
Eric Mitchell
President

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